EXHIBIT 99

MedicalCV Announces Sales of the Omnicarbon(R) Mechanical Heart Valve to Cease on April 30, 2005

Company Gaining Market Recognition of Its ATRILAZE(TM) Surgical Ablation System

MINNEAPOLIS, April 8, 2005 — MedicalCV, Inc. (OTC Bulletin Board: MDCV), http://www.medcvinc.com , a cardiovascular surgery device manufacturer, focusing on the surgical needs surrounding atrial fibrillation, announced today that it will discontinue distribution of its Omnicarbon(R) mechanical heart valve product line at the end of this fiscal year.

“Since November 2004, management and the board of directors have been evaluating and seeking strategic alternatives for the Omnicarbon(R) mechanical heart valve product line. We previously announced that we were discontinuing the manufacture of valves. We have now determined to exit the heart valve segment entirely. We were unable to generate a viable opportunity to dispose of this product line and it had become a continuing diversion of management and board time, which is better directed toward completing the repositioning of our company. The Company will focus on building industry support and acceptance for its ATRILAZE(TM) Surgical Ablation System.

“We are very excited about our AtriLaze(TM) technology and the significant market opportunity it offers for the treatment of atrial fibrillation that we must commit all of our resources to the AtriLaze(TM) system,” said Marc P. Flores, President and CEO of MedicalCV, Inc.

Flores continued, “The recently announced closing of private financing provides us the capital resources to continue development of a stand-alone, minimally invasive (closed-chest, beating heart) surgical procedure for the treatment of atrial fibrillation. The AtriLaze(TM) system is already gaining industry traction and recognition, as it received an excellence in technology award for its technology from Frost & Sullivan, a leading industry market research firm,” concluded Flores.

About MedicalCV, Inc.

MedicalCV, Inc., a cardiovascular surgery device manufacturer, focuses on the design, development and commercialization of new, improved and enhanced technologies, products, methods and techniques to treat cardiovascular disorders and disease, including products targeting the treatment of atrial fibrillation (“AF”). Historically, MedicalCV developed and marketed Omnicarbon(R) mechanical heart valves utilizing its proprietary pyrolytic carbon processes. Although the Company ceased manufacturing new heart valves in September 2004, it had continued to maintain the mechanical heart valve business, supporting customers and distributors during the divestiture process. After April 30, 2005, the Company will discontinue sales of the Omnicarbon(R) heart valve. The Company is concentrating its resources on the AF market. The Company’s core technology is the ATRILAZE(TM) Surgical Ablation System, for use in cardiac tissue ablation in surgery, which the Company acquired on August 27, 2003 and for which it received FDA 510(k) clearance on November 30, 2004. The Company’s common stock is traded on the OTC Bulletin Board under the symbol “MDCV”.

For further information on MedicalCV, Inc., please visit http://www.medcvinc.com .

You may register to receive MedicalCV’s future press releases and to be added to the Company’s distribution list by visiting: http://www.roiny.com/form.php .

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to our expectations regarding disposition of our heart valve business, operating improvements, development of atrial fibrillation product and minimally invasive treatment of atrial fibrillation. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the Company’s ability to fund significant capital needs; market acceptance in the U.S. of the Company’s cardiovascular products; acceptance of minimally invasive techniques for the reduction of atrial fibrillation through ablation; potential reductions in pricing by competitors; the costs of licensing and acquiring new products and technologies; the time and costs involved in obtaining regulatory clearance for cardiovascular products; competing technological and market developments; physician acceptance of the Company’s cardiovascular products; dependence upon governmental reimbursements and third party supplies; and the strength of the market for cardiovascular products. For more detailed information about these risks and uncertainties, please review the Company’s Annual Report on Form 10-KSB for the fiscal year ended April 30, 2004 and our 8-K report filed with the Securities and Exchange Commission on January 6, 2005.

These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MedicalCV, Inc. Contact:                                   Investor Relations Contact:

Marc P. Flores	ROI Group Associates, Inc.
President and CEO	Robert Giordano / Sarah Shepard
Phone 651.452.3000	President / Vice President
mflores@medcvinc.com	Phone 212.495.0200, ext. 10 / 17
http://www.medcvinc.com	rgiordano@roiny.com / sshepard@roiny.com
http://www.roiny.com

SOURCE MedicalCV, Inc.

Marc P. Flores, President and CEO of MedicalCV, Inc., +1-651-452-3000, or

mflores@medcvinc.com ; or investor relations, Robert Giordano, President, ext. 10, o

rgiordano@roiny.com , or Sarah Shepard, Vice President, ext. 17, or

sshepard@roiny.com , both of ROI Group Associates, Inc., +1-212-495-0200, for

MedicalCV, Inc.